Exhibit 99.1

McEwen Mining Third Quarter 2013 Production Results

TORONTO, ONTARIO - (October 15, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce production results for the third quarter of 2013. During the third quarter, 36,495 gold eq. oz(1)(2) (20,483 gold oz and 832,594 silver oz) were produced. This is 47% higher than the same period in 2012 and 2% higher than Q2, 2013. In the past 9 months ended September 30, 2013, McEwen Mining has produced 102,288 gold eq oz, and is on track to meet forecasted annual production of 130,000 gold eq oz. Production costs will be reported in November 2013 with Q3 financials.

“Both of our mines had another solid quarter of production. We remain on track to produce a total of 130,000 gold equivalent ounces in 2013”, stated Rob McEwen, Chief Owner.

(1)         Gold eq oz = Gold equivalent ounces

(2)         Gold equivalent ounces are calculated at a ratio of 52:1.

San José Mine Operating Results

	Year to Date 2013	3rd Quarter 2013	2nd Quarter 2013	3rd Quarter 2012
San José — 100%*
Ore production (tonnes)	380,787	131,592	140,816	136,577
Average grade gold (gpt)	6.57	6.59	6.34	5.24
Average head silver (gpt)	435	446	407	402
Average gold recovery (%)	89.8	91.9	89.3	91.1
Average silver recovery (%)	86.6	89.5	85.5	87.9
Gold produced (ounces)	72,298	25,610	25,610	20,967
Silver produced (ounces)	4,615,526	1,689,237	1,575,442	1,552,358
Gold equivalent produced (ounces)	161,058	58,095	55,907	50,820

McEwen Mining — 49% Share
Gold produced (ounces)	35,426	12,549	12,549	10,274
Silver produced (ounces)	2,261,608	827,726	771,967	760,655
Gold equivalent(1) produced (ounces)	78,918	28,467	27,394	24,902

*McEwen Mining holds a 49% attributable interest in the San José mine.

El Gallo 1 Mine Operating Results in 2013

	Year to Date 2013	3rd Quarter 2013	2nd Quarter 2013
Ore production (tonnes)	927,281	285,212	346,896
Average grade gold (gpt)	1.26	1.30	1.34
Gold produced (ounces)	23,046	7,934	8,439
Silver produced (ounces)	16,849	4,868	6,341
Gold equivalent produced (ounces)	23,370	8,028	8,561

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of October 11, 2013, McEwen Mining has an aggregate of 297,159,359 million shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

RELIABILITY OF INFORMATION

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release. As the Company is not the operator of the San José mine, there can be no assurance that production information reported to the Company by MSC is accurate, the Company has not independently verified such information and readers are therefore cautioned regarding the extent to which they should rely upon such information.

Technical Information

The technical contents of this news release has been reviewed and approved by William Faust PE, Chief Operating Officer and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

Caution Concerning Forward-Looking Statements

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social, technical and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, projected permitting timelines and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form

10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining